Exhibit 10.1
RETIREMENT AGREEMENT
This RETIREMENT AGREEMENT (“Agreement”) is entered into effective as of February 27, 2025 (the “Effective Date”), by and between Tracy M. French (“Employee”) and Home BancShares, Inc. (“HBI”), on behalf of itself, its subsidiaries, and other corporate affiliates, including but not limited to Centennial Bank (“Centennial”) (collectively referred to as the “Company”). The Employee and the Company are collectively referred to herein as the “Parties.”
WHEREAS, Employee has been employed by the Company for over twenty (20) years having served for over ten (10) years on the boards of HBI and Centennial, as well as serving as Chief Executive Officer and President of Centennial Bank from 2015 to 2024;
WHEREAS, Employee has notified the Company of his decision to implement a path to retirement under which he will not stand for reelection as a director of HBI and as Chairman of the Board and a director of Centennial upon the completion of his current term on HBI’s and Centennial’s boards of directors on April 17, 2025, but will transition to and serve as a senior advisor to senior management of the Company in an employee capacity for the next two years, until his retirement on February 27, 2027.
WHEREAS, to facilitate a smooth and orderly transition in the leadership and management of the Company, Employee agrees to transition from his current position and to thereafter make himself available to provide advisory services to senior management of the Company on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties hereto, each intending to be legally bound hereby, agree as follows:
1.Transition and Retirement.
a.Transition to Senior Advisor. As of the Effective Date, Employee will transition from his current position to the office and title of Senior Advisor until the Retirement Date as set forth herein (the “Transition Period”). During the Transition Period, Employee will continue to earn his annual base salary in effect as of the Effective Date and be entitled to continue to participate in employee benefit plans, but shall not be eligible to receive an annual bonus. In addition, Employee forfeits and waives his right to receive: (1) any existing deferred bonuses to which he may have been entitled as of the Effective Date; and (2) any payments or benefits under his existing Change in Control Agreement with the Company in the event of a future “change in control” as defined in such agreement. During the Transition Period, Employee’s outstanding restricted shares and stock options will continue to vest in accordance with the terms and conditions of the award agreements representing such awards. Employee will relocate to the Company’s Cabot, Arkansas offices within ninety (90) days of the Effective Date.
b.Retirement. Employee’s retirement from employment with Company shall be effective as of 11:59 p.m., Central Time, on February 27, 2027 (such date, the “Retirement Date”). Such retirement from employment with the Company includes Employee’s voluntary retirement and resignation from the position of Senior Advisor and all other employee positions held by Employee with the Company.
c.Release Agreement. Employee’s receipt of any payments and benefits pursuant to this Agreement is subject to Employee’s signing and not revoking the Release Agreement substantially in the form attached hereto as Exhibit A (the “Release Agreement”); provided that the Release Agreement is effective within sixty (60) days following the Retirement Date. No payments or benefits under this Agreement shall be paid or provided to Employee unless the Release Agreement becomes effective in accordance with the deadline specified in the preceding sentence.

2.Retirement Plans. Employee shall be entitled to receive his vested accrued benefits, if any, under the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan, his Supplemental Executive Retirement Plan and any split-dollar or other agreement related to such plan, and any existing bank-owned life insurance policies on his life in accordance with the terms and conditions of such plans or policies.
3.No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by COBRA or other applicable law, Employee shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit plans, programs or arrangements of the Company on or after the Resignation Date. Employee acknowledges and agrees that all of Employee’s outstanding restricted shares and stock options of the Company that are unvested as of the Retirement Date will be forfeited by Employee upon the Retirement Date in accordance with the terms of such awards.
4.Covenants and Agreements.
a.Acknowledgment.
The Employee understands and acknowledges that by virtue of the Employee’s employment with the Company, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Company, and benefitted from the Company’s goodwill. The Employee understands and acknowledges that the Company invested significant time and expense in developing the Confidential Information and goodwill.
The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below.
b.Confidential Information.
The Employee understands and acknowledges that during the course of employment with the Company, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Company and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Employee may cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, supplier information, vendor information, financial information, results, accounting information, accounting records, marketing information, advertising information, pricing information, design information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, market studies, sales information, revenue, costs, communications, product plans, designs, styles, models, ideas, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company or its businesses, or of any other person or entity that has entrusted information to the Company in confidence.
The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee’s employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee's behalf.
c.Disclosure and Use Restrictions.
i.Employee Covenants. The Employee agrees and covenants:
1.to treat all Confidential Information as strictly confidential;
2.not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company; and
3.not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as allowed by applicable law or with the prior consent of an authorized officer acting on behalf of the Company (and then, such disclosure shall be made only within the limits and to the extent of such law or consent).

ii.The Employee understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue after the Employee’s employment by the Company until the Confidential Information has become public knowledge other than as a result of the Employee's breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee’s behalf.
Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to an authorized officer of the Company.
iii.Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:
1.The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (l) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
2.If the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Company's trade secrets to the Employee's attorney and use the trade secret information in the court proceeding if the Employee: (l ) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.
d.Non-Competition.
Employee covenants and agrees that during the Transition Period and for a period of twenty-four (24) months beginning on the Retirement Date, Employee will not directly or indirectly, engage in any business of the Company, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity, with any state or nationally chartered bank that has a branch or loan production office within fifty (50) miles of any branch or loan production office of Centennial as of the Effective Date. Employee shall not be deemed to be in violation of this Section 4(d) by reason of the fact that he owns or acquires, solely as an investment, up to two (2%) percent of the outstanding equity securities (measured by value) of any entity.

e.Non-Solicitation.
The Employee understands and acknowledges that because of the Employee’s experience with and relationship to the Company, the Employee will have access to and learn about much or all of the Company’s customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to the sales and services the Company provides to the customer.
The Employee understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm.
The Employee covenants and agrees that during the Transition Period and for a period of twenty-four (24) months beginning on the Retirement Date, Employee will not without the prior written consent of the Company, directly or indirectly, hire any employee or independent contractor of the Company, or knowingly solicit or encourage any such employee or independent contractor to leave the employ of the Company, nor knowingly solicit or encourage any customer or supplier of the Company to reduce or cease its business with the Company or otherwise knowingly interfere with the relationship of the Company with its customers or suppliers.
5.Section 409A. This Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance promulgated thereunder, with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent.
6.Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.
7.Miscellaneous.
a.Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties. The Parties further agree that any such court is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court shall be binding on and enforceable against each of them.

b.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.
c.Successors and Assigns.
i.Assignment by the Company
The Company may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Company and its successors and assigns.
ii.No Assignment by the Employee

The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.
d.Entire Agreement. This Agreement, including its incorporated Exhibit A, constitutes the entire agreement between the Parties, and all prior understandings, agreements or undertakings between the parties concerning Employee’s retirement from employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement.
e.Modification and Waiver. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
f.Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.
g.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.
h.Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
i.Notices. All notices under this Agreement must be given in writing by personal delivery, regular mail, or receipted email at the addresses indicated in this Agreement or any other address designated in writing by either party.

Notice to the Company:
Home BancShares, Inc.
719 Harkrider Street
Conway, AR 72032
Attn: Mr. Stephen Tipton
Chief Operating Officer

Notice to the Employee:
Mr. Tracy M. French
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j.Interpretation. As both Parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.
k.Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have signed their names as of the day and year first above written.

HOME BANCSHARES, INC.

By /s/ John W. Allison

Name: John W. Allison

Title: Executive Chairman

EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS AGREEMENT, THAT EMPLOYEE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EMPLOYEE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL.

TRACY M. FRENCH

Signature: /s/ Tracy French

Print Name: Tracy French
Signature Page to Retirement Agreement

EXHIBIT A
RELEASE AGREEMENT
This RELEASE AGREEMENT (this “Agreement”), dated as of February 27, 2027, by and between by and between Tracy M. French (“Employee”) and Home BancShares, Inc. (“HBI”), on behalf of itself, its subsidiaries, and other corporate affiliates, including but not limited to Centennial Bank (“Centennial”) (collectively referred to as the “Company”). The Employee and the Company are collectively referred to herein as the “Parties.” Capitalized terms used herein but not defined shall have the meanings set forth in the Retirement and Transition Agreement, dated as of February 27, 2025 (the “Retirement Agreement”), by and between the HBI and the Employee.
WHEREAS, the Retirement Agreement sets forth the terms and conditions of Employee’s transition to a senior advisory role and retirement from employment with the Company effective as of February 27, 2027; and
WHEREAS, the Retirement Agreement provides that, in consideration for certain payments and benefits payable to Employee in connection with his transition to a senior advisory role and retirement, Employee shall fully and finally release the Company from all claims relating to Employee’s employment relationship with the Company and the termination of such relationship.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:
1.General Release and Waiver of Claims. In consideration of the Company’s obligations under the Retirement Agreement and for other valuable consideration, which Employee acknowledges he would otherwise be entitled to receive, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including the Company’s subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, and partners in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Employee may have or has ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, including, but not limited to:

Exhibit A

a.any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Arkansas Civil Rights Act, and all state and local laws that may be legally waived, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
b.any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, phantom stock, equity awards, vacation, and severance that may be legally waived and released;
c.any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and
d.any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties.

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law; and (C) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

2.Specific Release of ADEA Claims. In consideration of the payments and benefits provided to Employee under the Retirement Agreement, Employee hereby releases and forever discharges the Released Parties from any and all Claims that Employee may have as of the date Employee signs this Agreement arising under ADEA. By signing this Agreement, Employee hereby acknowledges and confirms the following: (a) Employee was advised by the Company in connection with Employee’s retirement to consult with an attorney of Employee’s choice prior to signing this Agreement and to have such attorney explain to Employee the terms of this Agreement, including, without limitation, the terms relating to Employee’s release of claims arising under ADEA; (b) Employee has been given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with an attorney of Employee’s choosing with respect thereto; and (c) Employee is providing the release and discharge set forth in this Section 2 only in exchange for consideration in addition to anything of value to which Employee is already entitled.

Exhibit A

3.Representation. Employee hereby represents that Employee has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Released Parties.

4.Cessation of Payments. In the event that Employee (a) files any charge, claim, demand, action or arbitration with regard to Employee’s employment, compensation or termination of employment under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Retirement Agreement or failure to honor the obligations set forth therein or (b) breaches any of the covenants or obligations contained in or incorporated into the Retirement Agreement, the Company shall be entitled to cease making any payments due to Employee.

5.Voluntary Assent. Employee affirms that Employee has read this Agreement, and understands all of its terms, including the release of claims set forth in Sections 1 and 2. Employee further acknowledges that (a) Employee has voluntarily entered into this Agreement; (b) Employee has not relied upon any representation or statement, written or oral, not set forth in this Agreement; (c) the only consideration for signing this Agreement is as set forth in the Retirement Agreement; and (d) this document gives Employee the opportunity and encourages Employee to have this Agreement reviewed by Employee’s attorney and/or tax advisor.

6.Revocation. This Agreement may be revoked by Employee within the seven-day period commencing on the date Employee signs this Agreement (the “Revocation Period”). In the event of any such revocation by Employee, all obligations of the Company under the Retirement Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by Employee shall be effective unless it is in writing and signed by Employee and received by the Company prior to the expiration of the Revocation Period.

7.Miscellaneous.
a.Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties. The Parties further agree that any such court is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court shall be binding on and enforceable against each of them.
b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

Exhibit A

c. Successors and Assigns.
i.Assignment by the Company

The Company may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Company and its successors and assigns.
ii.No Assignment by the Employee

The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.
d.Entire Agreement. This Agreement, including its incorporated Exhibit A, constitutes the entire agreement between the Parties, and all prior understandings, agreements or undertakings between the parties concerning Employee’s retirement from employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement.
e.Modification and Waiver. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
f.Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.
g.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.
h.Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
i.Notices. All notices under this Agreement must be given in writing by personal delivery, regular mail, or receipted email at the addresses indicated in this Agreement or any other address designated in writing by either party.

Notice to the Company:
Home BancShares, Inc.
719 Harkrider Street
Conway, AR 72032
Attn: Mr. Stephen Tipton
Chief Operating Officer

Exhibit A

Notice to the Employee:
Mr. Tracy M. French
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j.Interpretation. As both Parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.
k.Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.
[Signature Page Follows]
Exhibit A

IN WITNESS WHEREOF, the Parties hereto have signed their names as of the day and year first above written.

HOME BANCSHARES, INC.

By _______________________________

Name: ____________________________

Title: _____________________________

EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS AGREEMENT, THAT EMPLOYEE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EMPLOYEE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL.

TRACY M. FRENCH

Signature: _________________________

Print Name: ________________________
Signature Page to Release Agreement